FOR IMMEDIATE RELEASE

                        Webstakes Changes Company Name To
                         "Promotions.com" as demand for
                    B2B Promotion solutions continues to soar

 Category Leader Expands Offerings with Launch of Promotions.com DIRECT to Meet
               Business Demand in the $85 Billion Promotion Market

NEW YORK, NY, January 31, 2000 - Webstakes.com, Inc. (Nasdaq: IWIN) a leading global Internet promotion solutions company, today announced that the Company is changing its name to Promotions.com, Inc. The new corporate identity reflects the Company's rapid growth in the overall Internet promotions sector and more accurately defines its current promotion solutions for businesses. Promotions.com, currently trades on Nasdaq as "IWIN" and will begin trading as "PRMO" on Wednesday, February 2, 2000.

With the launch of Promotions.com, the Company is also introducing its third line of business, Promotions.com DIRECT, offering promotion email and opt-in email lead generation solutions for marketers. Promotions.com DIRECT already provides solutions for top companies including AltaVista, BellSouth, ESPN.com and Hewlett-Packard Co. (NYSE: HWP).

The Company's proprietary iDIALOG(TM) technology provides the platform for its three complementary lines of business. They include:

     o Promotions.com OUTSOURCING -- providing strategic concepting and overall promotion execution for marketers;

     o Promotions.com DIRECT -- offering targeted email and lead generation;

     o WEBSTAKES.COM -- remaining as the Company's media vehicle for advertising and sponsorships.

"Promotions.com more accurately reflects our current suite of Internet promotion solutions and in one word defines our long-term vision," said Steven H. Krein, Chairman and CEO of Promotions.com. "The name change was necessary to clarify that our company is a business-to-business solutions provider, not a business-to-consumer Web site."

The Company's vision reflects a growing marketing trend and significant opportunity as promotion spending continues to shift to the Internet and more companies seek accountability for their marketing spending. According to Promo magazine's most recent data, marketers spent more than $85 billion domestically on promotions in 1998. In addition, Forrester Research predicts that 50-70% of total Internet marketing budgets will be spent on promotions over the next five years, up from 15 percent in 1998.

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The launch of Promotions.com's corporate identity will be supported by a multi-million dollar marketing campaign featuring advertising and industry activism initiatives to promote the success of the category overall. The Company's first-ever trade advertising campaign, which also launches today, includes top dailies The Wall Street Journal, The New York Times and Investor's Business Daily along with national trade publications such as Promo, The Industry Standard, AdAge, Adweek, DM News and Business 2.0. In addition, Promotions.com introduces its new corporate Web site featuring information for marketing decision-makers, media and investors.

"We stand at the helm of a large and rapidly growing market and we're leading it to the Internet," said Krein. "Our expanded lines of business allow us to remain focused on growth and execution in the key areas that drive our revenues. Over the next 12 to 18 months, Promotions.com will continue to expand its integrated suite of promotion solutions domestically and internationally with technologies and services to help make promotions more effective for marketers and agencies worldwide."

Promotions.com clients include Compaq Computer Corporation (Nasdaq: CPQ), ESPN.com, Mail.com (Nasdaq: MAIL), NBC.com, Time Warner's Road Runner, The Sharper Image and Walt Disney's GO.com (NYSE: GO). "We're excited about continuing to work with Promotions.com," says Happy Ciongoli, Programming Promotions Manager of Road Runner. "Their solutions have been instrumental in helping us deliver broadband promotions to Road Runner subscribers on our Web site."

Promotions.com Chairman and CEO Steven H. Krein will host a conference call and Web cast Monday, January 31 at 9:00 a.m. EST to discuss the importance of this name change and the Company's strategic vision. To access the call, please visit promotions.com.

About Promotions.com

Promotions.com, Inc. (Nasdaq: IWIN), formerly Webstakes.com, Inc., is a leading global Internet promotion solutions company. Combining technology, data and promotion expertise, Promotions.com provides solutions to help companies achieve their overall marketing and business objectives. Clients include Autobytel.com (Nasdaq: ABTL), Compaq Computer Corporation (NYSE: CPQ), NBC, Road Runner, The Sharper Image and Walt Disney's GO.com (NYSE: GO). The Company has more than 130 employees with offices in New York City and San Francisco. Investors include Excite@Home (Nasdaq:ATHM), NBC a division of General Electric Co. (NYSE: GE), and XL Ventures LLC, an affiliate of Big Flower Holdings, Inc.

                                      # # #

This press release may be deemed to contain forward-looking information. Any forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements as to industry trends, future economic performance, anticipated profitability, anticipated revenues and expenses, and products or service line growth, may be significantly and materially impacted by certain risks and uncertainties, including, but not limited to, failure to meet operating objectives or to execute the operating plan, competition, and other economic factors. Additional risks and uncertainties are described in the Company's public filings with the Securities and Exchange Commission.

Media Contact:
Adam Paige                          Gavin Skillman
Cohn & Wolfe                        Promotions.com
212-598-3687                        212-242-8800, ext. 155
adam_paige@nyc.cohnwolfe.com        gavin@promotions.com